EXHIBIT 4.4

MONOTYPE IMAGING HOLDINGS INC.

AMENDMENT NO. 1 TO

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT (this “Amendment”) is made this 31st day of March, 2008 to the Registration Rights Agreement, dated November 5, 2004 (the “Registration Rights Agreement”), by and among (i) Monotype Imaging Holding Inc., a Delaware corporation (the “Company”), (ii) the parties named as Investors in that certain Registration Rights Agreement, and (iii) the parties named as Management Stockholders in the Registration Rights Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Registration Rights Agreement.

WHEREAS, pursuant to Section 9 of the Registration Rights Agreement, the Registration Rights Agreement may be amended only by a written instrument signed by the Company, a Two-Thirds Interest, and Management Stockholders holding a majority of the outstanding Registrable Securities then held by all Management Stockholders; and

WHEREAS, the undersigned Investors hold a Two-Thirds Interest and the undersigned Management Stockholders hold a majority of the outstanding Registrable Securities then held by all Management Stockholders.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

1. Section 9 of the Registration Rights Agreement shall be deleted in its entirety and replaced with the following:

“Amendments. The provisions of this Agreement may be waived or amended with the written consent of the Company, a Two-Thirds Interest and Management Stockholders holding a majority of the outstanding Registrable Securities then held by all Management Stockholders.”

2. Except as set forth in this Amendment, all terms and provision of the Registration Rights Agreement shall remain in full force and effect in accordance with the terms thereof.

3. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

COMPANY:

MONOTYPE IMAGING HOLDINGS INC.

By:	/S/ DOUGLAS J. SHAW
Name:	Douglas J. Shaw
Title:	President and Chief Executive Officer

MANAGEMENT STOCKHOLDERS:

/S/ ROBERT M. GIVENS
Robert M. Givens

/S/ DOUGLAS J. SHAW
Douglas J. Shaw

/S/ DAVID L. MCCARTHY
David L. McCarthy

INVESTORS:

TA IX L.P.
By:	TA Associates IX LLC, its General Partner
By:	TA Associates, Inc., its Manager

By:	*
Name:	A. Bruce Johnston
Title:	Managing Director

TA/ATLANTIC AND PACIFIC IV L.P.
By:	TA Associates AP IV L.P., its General Partner
By:	TA Associates, Inc., its General Partner

By:	*
Name:	A. Bruce Johnston
Title:	Managing Director

TA STRATEGIC PARTNERS FUND A L.P.
By:	TA Associates SPF L.P., its General Partner
By:	TA Associates, Inc., its General Partner

By:	*
Name:	A. Bruce Johnston
Title:	Managing Director

TA STRATEGIC PARTNERS FUND B L.P.
By:	TA Associates SPF L.P., its General Partner
By:	TA Associates, Inc., its General Partner

By:	*
Name:	A. Bruce Johnston
Title:	Managing Director

TA INVESTORS II, L.P.
By:	TA Associates, Inc., its General Partner

By:	*
Name:	A. Bruce Johnston
Title:	Managing Director

TA SUBORDINATED DEBT FUND, L.P.
By:	TA Associates SDF LLC, its General Partner
By:	TA Associates, Inc., its Manager

By:	*
Name:	A. Bruce Johnston
Title:	Managing Director

*	By:	/S/ BRUCE JOHNSTON
	Name:	A. Bruce Johnston
	Title:	Managing Director